                               PURCHASE AGREEMENT

                          U S WEST COMMUNICATIONS, INC.

                                 $1,000,000,000

                           7 5/8% NOTES DUE JUNE 9, 2003


                                                                   June 5, 2000

Lehman Brothers Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Banc of America Securities LLC
J.P. Morgan Securities Inc.

As Representatives of the several
Initial Purchasers named in Schedule I hereto

c/o Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285

Dear Sir/Madam:

         U S WEST Communications, Inc., a Colorado corporation (the
"COMPANY"), confirms its agreement with the several Initial Purchasers listed in Schedule I hereto (the "INITIAL PURCHASERS") for whom Lehman Brothers Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "REPRESENTATIVES"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule I of $1,000,000,000 aggregate principal amount of the Company's 7 5/8% Notes due June 9, 2003 (the "SECURITIES"). The Securities will be issued under an Indenture dated as of October 15, 1999 (the "INDENTURE"), between the Company and Bank One Trust Company, NA, as trustee (the "TRUSTEE").

         The Securities will have the benefit of a Registration Rights Agreement, dated as of June 5, 2000 (the "REGISTRATION RIGHTS AGREEMENT"), among the Company and the Initial Purchasers, pursuant to which the Company has agreed, for the benefit of the Initial Purchasers and their respective direct and indirect transferees and assigns, to file a registration statement with the Securities and Exchange Commission (the "COMMISSION") registering the Securities or the Exchange Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "SECURITIES ACT") subject to the terms and conditions therein specified.

         The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act, in reliance upon exemptions therefrom.

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         In connection with the sale of the Securities, the Company has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated the date hereof (the "FINAL OFFERING MEMORANDUM"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "OFFERING MEMORANDUM" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Final Offering Memorandum, or any amendment or supplement to such document), including any exhibits thereto and the documents incorporated by reference therein, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

         SECTION 1. PURCHASE AND OFFERING. The Company hereby agrees with the Initial Purchasers as follows:

         (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser's name in
Schedule I hereto at a price (the "PURCHASE PRICE") equal to 99.234% of their principal amount.

         (b)      The Company understands that the Initial Purchasers intend
(i) to offer privately pursuant to Rule 144A and pursuant to Regulation S under the Securities Act ("REGULATION S") their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Offering Memorandum.

         (c) The Company confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASERS. Each Initial Purchaser hereby severally makes to the Company the following representations and agreements:

         (i) it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act; and

         (ii) (A) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act ("REGULATION D")) and (B) it will solicit offers for the Securities only from, and will offer the Securities only to, persons who it reasonably believes to be (x) in the case of offers inside the United States, "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act and (y) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing the Securities are deemed to have represented and agreed as provided in the Offering Memorandum;

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         With respect to offers and sales outside the United States, as described in clause (ii)(B)(y) above, each Initial Purchaser hereby severally represents and agrees with the Company that:

                  (i) it understands that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                  (ii) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Offering Memorandum or any such other material, in all cases at its own expense;

                  (iii) it understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

                  (iv) it has offered the Securities and will offer and sell the Securities (x) as part of its distribution at any time and (y) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date (as defined herein), only in accordance with Rule 903 of Regulation S. Accordingly, neither such Initial Purchaser, nor any of its Affiliates, nor any persons acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                  (v) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise prior to 40 days after the closing of the offering, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S"; and

                  (vi) it agrees that (i) it has not offered or sold Securities and, prior to six months after the issue date of such Securities, will not offer or sell any such Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with an issue of Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

         Terms used in this Section 2 and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

         SECTION 3. PAYMENT. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives at 9:00 A.M., New York City time, on June 9, 2000, or at such other time on the same or such other date, not later than the tenth Business Day after such date, as the Representatives and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "CLOSING DATE". As used herein, the term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Payment for the Securities shall be made against delivery (x) with respect to Securities to be resold to "qualified institutional buyers" by the Initial Purchasers, to the nominee of The Depository Trust Company for the respective accounts of the several Initial Purchasers of the Securities of one or more global notes (collectively, the "RESTRICTED GLOBAL NOTES") representing such Securities and (y) with respect to Securities to be resold to foreign purchasers by the Initial Purchasers, to the nominee of The Depository Trust Company for the respective accounts of the several Initial Purchasers of the Securities of one or more Regulation S global notes (collectively, the "REGULATION S GLOBAL NOTES" and, together with the Restricted Global Notes, the "GLOBAL NOTES") representing such Securities, with any transfer taxes payable in connection with the transfer to the Initial Purchasers of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Initial Purchasers at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Initial Purchasers as follows:

         (a) the Offering Memorandum (other than the information concerning Qwest contained under the caption "Recent Developments-Merger with Qwest-Qwest", as to which no representation is made) will not, in the form used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser, or on behalf of any Initial Purchaser by the Representatives, specifically for use therein;

         (b) the documents incorporated by reference in the Offering Memorandum (the "INCORPORATED DOCUMENTS"), when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (c) the financial statements of the Company, together with the related schedules and notes thereto, included and incorporated by reference in the Offering Memorandum, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareowner's equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved;

         (d) since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole;

         (e) this Agreement has been duly authorized, executed and delivered by the Company;

         (f) the Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Trustee) constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

         (g) the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal or state laws or the public policy underlying such laws;

         (h) the Securities have been duly authorized by the Company and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture;

         (i) the Exchange Securities have been duly authorized by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and issued and delivered in exchange for the Securities in the manner contemplated in the Registration Rights Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture;

         (j) the Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum;

         (k) the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein (including, without limitation, the issuance and sale of the Securities) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "AGREEMENTS AND INSTRUMENTS") (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries or, to the best knowledge of the Company, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of its subsidiaries (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any such subsidiary;

         (l) except as disclosed in the Offering Memorandum, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party or to which the assets, properties or operations of the Company or any of its subsidiaries is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations of the Company and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated by this Agreement or the Indenture or the performance by the Company of its obligations hereunder or thereunder;

         (m) the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

         (n) none of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D) has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum;

         (o) none of the Company, any affiliate of the Company or any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, or by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restrictions" requirements of Regulation S;

         (p) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

         (q) assuming the accuracy of the representations of the Initial Purchasers contained in Section 2 hereof, it is not necessary in connection with the offer, sale and delivery of the

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Securities in the manner contemplated by this Agreement to register the
Securities under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939 (the "TRUST INDENTURE ACT"); and

         (r) none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

         SECTION 5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Initial Purchasers as follows:

         (a) to deliver to the Initial Purchasers as many copies of the Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request;

         (b) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Representatives reasonably object;

         (c) if, at any time prior to the earlier of (i) three months from the date of the Offering Memorandum and (ii) notice by the Representatives to the Company of the completion of the initial placement of the Securities, any event shall occur as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Initial Purchasers on behalf of the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary to correct such statement or omission or to effect compliance with law;

         (d) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; PROVIDED that the Company shall not be required to file a general consent to service of process in any jurisdiction;

         (e) during the period of two years after the date hereof, to furnish to the Initial Purchasers, as soon as practicable after the end of each fiscal year, a copy of the Company's annual report to shareholders, if any, for such year, and to furnish to the Initial Purchasers and to counsel to the Initial Purchasers, (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other non-confidential information concerning the Company as the Initial Purchasers may reasonably request;

         (f) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any of its senior debt securities having a maturity of one year or more without the prior written consent of the Representatives;

         (g) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

         (h) if requested by the Representatives, to use its best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

         (i) to make available to the holders of the Securities no later than 90 days after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareowner's equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, no later than 45 days after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), consolidated summary financial information of the Company and its subsidiaries of such quarter in reasonable detail;

         (j) during the period of two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

         (k) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder and under the Registration Rights Agreement, including without limiting the generality of the foregoing, all fees, costs and expenses (i) of the Company's counsel, accountants and other advisors and agents, as well as the fees and disbursements of the Trustee and its counsel, (ii) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (iii) incident to the preparation, printing and distribution of the Offering Memorandum (including all exhibits, amendments and supplements thereto), (iv) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate (including reasonable fees of counsel for the Initial Purchasers and their disbursements) and the printing of memoranda relating thereto, (v) in connection with the approval for trading of the Securities on any securities exchange or inter-dealer quotation system (as well as in connection with the designation of the Securities as PORTAL securities, if so requested), (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Initial Purchasers and dealers of copies of the Offering Memorandum, including mailing and shipping, as herein provided and, (vii) payable to rating agencies in connection with the rating of the Securities, if applicable;

         (l) while the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) and cannot be sold without restriction under Rule 144(k) under the Securities Act, the Company will, during any period in which the Company is not subject to Section 13 or 15(d) under the Exchange Act or is not complying with the reporting requirements thereof, make available to the purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto);

         (m) the Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby;

         (n) none of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising, including:
(i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

         (o) none of the Company, any of its affiliates (as defined in Rule 144(a)(1) under the Securities Act) or any person acting on behalf of any of the foregoing will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S under the Securities Act; and

         (p) none of the Company, any of its affiliates (as defined in Regulation 501(b) of Regulation D under the Securities Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offering contemplated hereby.

         SECTION 6. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the several Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the accuracy of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

         (a) On the date of this Agreement and on the Closing Date, the Representatives shall have received executed copies of letters of Arthur Andersen LLP, addressed to the Company and the Representatives, substantially in the forms previously approved by the Representatives.

         (b) The Representatives shall have received an opinion or opinions, dated the Closing Date, of Cadwalader, Wickersham & Taft, counsel for the Company, to the effect that:

                  (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (ii) The execution, delivery and performance of the Indenture by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Indenture has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee), constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (iii) The Securities, when duly executed and authenticated in the manner contemplated in the Indenture and issued and delivered to the Initial Purchasers against payment therefor in accordance with the provisions hereof, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (iv) The Exchange Securities have been duly authorized by the Company and, when duly executed in the manner contemplated in the Indenture and issued and delivered in exchange for the Securities in the manner contemplated in the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (v) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company; and this Agreement has been duly and validly executed and delivered by the Company.

                  (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal or state laws or the public policy underlying such laws.

                  (vii) No consent, approval, authorization or other action by, or filing or registration with, any federal governmental authority is required in connection with the execution and delivery by the Company of the Indenture or the issuance and sale of the Securities to the Initial Purchasers pursuant to the terms of this Agreement, except such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.

                  (viii) The statements in the Offering Memorandum under the headings "Description of Notes", "Exchange Offer; Registration Rights" and "Notice to Investors" insofar as such statements constitute a summary of certain provisions of the documents referred to therein, are accurate in all material respects.

                  (ix) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (x) Based upon the representations, warranties and agreements of the Company in Sections 4(n), 4(o), 5(n) 5(o) and 5(p) of this Agreement and of the Initial Purchasers in Section 2 of this Agreement and on the truth and accuracy of the representations and agreements deemed to be made by the Company and the purchasers of the Securities contained in the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under this Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 2 of this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act; provided, however, that such counsel need not express any opinion with respect to the conditions under which the Securities may be further resold.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and of public officials. Such counsel may also rely as to matters of Colorado law upon the opinion referred to in Section 6(d) without independent verification.

         In addition, such counsel shall state that it has participated in conferences with representatives of the Company and with the Representatives and their counsel, at which conferences the contents of the Offering Memorandum and related matters were discussed; such counsel has not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and the limitations inherent in the examination made by such counsel and the nature and extent of such counsel's participation in such conferences are such that such counsel is unable to assume, and does not assume, any responsibility for the accuracy, completeness or fairness of such statements; however, based upon such counsel's participation in the aforesaid conferences, no facts have come to its attention which lead it to believe that the Incorporated Documents (except as to the financial statements and the notes thereto, and the other financial, statistical and accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder or that the Offering Memorandum (except as to the financial statements and the notes thereto, and the other financial, statistical and accounting data included or incorporated by reference therein or omitted therefrom), as of its issue date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Such opinion may state that it does not address the impact on the opinions contained therein of any litigation or ruling relating to the divestiture by American Telephone and Telegraph Company of ownership of its operating telephone companies (the "DIVESTITURE").

         (c) The Representatives shall have received from Initial Purchasers' Counsel an opinion, dated the Closing Date, with respect to the validity of the Indenture and the Securities, and such other related matters as the Initial Purchasers may reasonably request. In rendering such opinion, such counsel may rely as to matters of Colorado law upon the opinion referred to in
Section 6(d) without independent verification.

         (d) The Representatives shall have received an opinion or opinions, dated the Closing Date, of the corporate counsel of the Company, to the effect that:

                  (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (ii) The execution, delivery and performance of the Indenture by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Indenture has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee), constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (iii) The Securities, when duly executed and authenticated in the manner contemplated in the Indenture and issued and delivered to the Initial Purchasers against payment therefor in accordance with the provisions hereof, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (iv) The Exchange Securities have been duly authorized by the Company and, when duly executed in the manner contemplated in the Indenture and issued and delivered in exchange for the Securities in the manner contemplated in the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (v) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company; and this Agreement has been duly and validly executed and delivered by the Company.

                  (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal or state laws or the public policy underlying such laws.

                  (vii) To the best of his knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum.

                  (viii) To the best of his knowledge, the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated herein and therein (including, without limitation, the issuance and sale of the Securities) and compliance by the Company with its obligations hereunder and thereunder will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), or, to the best of his knowledge, result in any violation of the provisions of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

                  (ix) All state regulatory consents, approvals, authorizations or other orders (except as to the state securities or Blue Sky laws, as to which such counsel need express no opinion) legally required for the execution of the Indenture and the issuance and sale of the Securities to the Initial Purchasers pursuant to the terms of this Agreement have been obtained; provided that such counsel may rely on opinions of local counsel satisfactory to said counsel.

                  (x) The enforceability and the legal, valid and binding nature of the respective agreements and obligations of the Company set forth in the Indenture, the Registration Rights Agreement, the Securities and the Exchange Securities (collectively, the "AGREEMENTS") are not affected by, and the performance of the obligations set forth in such Agreements, the issuance and sale of the Securities and the consummation of the transactions contemplated by such Agreements are not prevented or restricted by, any action, suit, proceeding, order or ruling relating to or issued or arising as a result of, the Divestiture.

                  (xi) To the best of such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party or to which the assets, properties or operations of the Company or any of its subsidiaries is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture or the performance by the Company of its obligations hereunder or thereunder.

         In rendering such opinion, such counsel may rely as to matters of New York law upon the opinion referred to in Section 6(b) without independent verification.

         (e) The Representatives shall have received a certificate, on and as of the Closing Date, of the President or any Vice President and the Treasurer or any Assistant Treasurer of the Company in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement are true and correct as if made at and as of the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the Offering Memorandum, there has been no material adverse change in the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Offering Memorandum.

         (f) The Initial Purchasers shall have received prior to the Closing Date a copy of the Registration Rights Agreement, in the form and substance satisfactory to the Initial Purchasers, duly executed by the Company, and the Registration Rights Agreement shall be in full force and effect at the Closing Date;

         The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

         In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Representatives by delivering written notice of termination to the Company. Any such termination shall be without liability of any party to any other party except to the extent provided in Sections 5(k), 8 and 9 hereof.

         SECTION 7. CONDITION OF THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to sell and deliver the Securities are subject to the following conditions precedent:

         (a) Concurrently with or prior to the delivery of the Securities to each Initial Purchaser, the Company shall receive the full purchase price specified in Schedule I hereto to be paid for the Securities.

         (b) The written information furnished to the Company by any Initial Purchaser, or on behalf of any Initial Purchaser by the Representatives, specifically for use in the Offering Memorandum as contemplated by Section 2 and
Section 8(b) shall be true and accurate in all material respects.

         In case any of the conditions specified above in this Section 7 shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Representatives. Any such termination shall be without liability of any party to any other party except to the extent provided in Sections 5(k), 8 and 9 hereof.

         SECTION 8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, as incurred, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Final Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Initial Purchaser, as incurred, for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action or amounts paid in settlement of any litigation or investigation or proceeding related thereto if such settlement is effected with the written consent of the Company; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser, or on behalf of any Initial Purchaser by the Representatives, specifically for use therein.

         (b) Each Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, as incurred, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Final Offering Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser, or on behalf of such Initial Purchaser by the Representatives, specifically for use therein, and will reimburse the Company, as incurred, for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

         (c)      Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

         (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule
I hereto, and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

         SECTION 9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Company or of any of their officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the purchase of the Securities by the Initial Purchasers is not consummated for any reason other than a default by one or more of the Initial Purchasers, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(k), the respective obligations of the Company and the Initial Purchasers pursuant to Section 8 shall remain in effect, and the Company will reimburse the Representatives for the reasonable out-of-pocket expenses of the Initial Purchasers, not exceeding $75,000, and for the fees and disbursements of Initial Purchasers' Counsel, the Initial Purchasers agreeing to pay such expenses, fees and disbursements in any other event. In no event will the Company be liable to any of the Initial Purchasers for damages on account of loss of anticipated profits.

         SECTION 10. NOTICES. All communications hereunder will be in writing and, if sent to the Initial Purchasers will be mailed, delivered or telecopied and confirmed to the them c/o Lehman Brothers Inc., 3 World Financial Center, New York, New York, 10285, Attention: Fixed Income Syndicate, or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 1801 California Street, Denver, Colorado 80202, Attention: Treasurer.

         SECTION 11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

         SECTION 12. GOVERNING LAW. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

         SECTION 13. DEFAULT BY INITIAL PURCHASERS. If, on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 13 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         Nothing contained in this Section 13 shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial

Purchaser, either the Representatives or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or Initial Purchasers' Counsel may be necessary in the Offering Memorandum or in any other document or arrangement.

         SECTION 14. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) there has been, since the respective dates as of which information is given in the Offering Memorandum, any change in the financial condition of the Company and its subsidiaries, taken as a whole, or in the earnings, affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable to market the Securities or enforce contracts for the sale thereof, (ii) trading in the Company's securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by federal or New York State authorities, (iv) there shall have occurred any material adverse change in the financial markets of the United States or any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or enforce contracts for the sale thereof, or (v) any rating of any debt securities of the Company shall have been lowered by Moody's Investors Services, Inc. ("MOODY'S") or Standard & Poor's Ratings Services ("S&P") or either Moody's or S&P shall have publicly announced that it has any such debt securities under consideration for possible downgrade.

         SECTION 15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the Initial Purchasers in accordance with its terms.

                                       Very truly yours,

                                       U S WEST COMMUNICATIONS INC.


                                       By: /s/ SEAN P. FOLEY
                                          ----------------------------
                                          Name: Sean P. Foley
                                          Title: Vice President and Treasurer

The foregoing Purchase Agreement is
hereby confirmed and accepted as of the
date first above written.

LEHMAN BROTHERS INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.



By: Lehman Brothers Inc.



By: /s/ MARTIN GOLDBERG
   --------------------------------------
            Authorized Signatory

For themselves and as Representatives of the other Initial
Purchasers named in Schedule I hereto

                                   SCHEDULE I


                                                                   Principal
                                                                     Amount
                                                                      of
Name of Initial Purchaser                                            Notes
-------------------------                                        ------------
Lehman Brothers Inc.........................................     $335,000,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated Inc................................      335,000,000
Banc of America Securities LLC..............................      125,000,000
J.P. Morgan Securities Inc..................................      125,000,000
Banc One Capital Markets, Inc...............................       10,000,000
Commerzbank Capital Markets Corporation.....................       10,000,000
First Union Securities, Inc.................................       10,000,000
McDonald Investments Inc., A KeyCorp Company................       10,000,000
RBC Dominion Securities Corporation.........................       10,000,000
U.S. Bancorp Piper Jaffray Inc..............................       10,000,000
Wells Fargo Bank............................................       10,000,000
The Williams Capital Group, L.P.............................       10,000,000
                                                                 ------------

Total.......................................................   $1,000,000,000






                                    Sch I-1